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                                                                      Exhibit 14




               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-81884) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life Flexible Premium Variable Life Account Y, which are incorporated by reference in Post-Effective Amendment No. 3 to the Registration Statement, and to the use of our report dated February 7, 2003, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company.


                                   /s/ Ernst & Young LLP


Fort Wayne, Indiana
June 18, 2003